UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 17, 2014

WireCo WorldGroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-174896	27-0061302
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

12200 NW Ambassador Drive, Kansas City, Missouri 64163
(Address of principal executive offices and zip code)

(816) 270-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On April 17, 2014, WireCo WorldGroup Inc. (the "Company") appointed Matthew R. Dionne to the position of Senior Vice President and Chief Operating Officer effective May 5, 2014. Mr. Dionne will serve as the Company's principal operating officer.
Prior to joining the Company, Mr. Dionne, age 47, served in various roles for Hydro Aluminum North America ("HANA"), a $1 billion U.S. subsidiary of Norsk-Hydro ASA. Norsk-Hydro ASA is a Norwegian aluminum company producing cast aluminum billet, engineered extrusions, and fabricated components and assemblies for the automotive, building and construction, electrical, military and consumer durables markets in the U.S. From June 2010 to September 2013, he served as the President and a member of the board of directors of HANA and from 2004 to June 2010, he served as HANA's Vice President and General Manager of HANA's Southeast Region. Prior to that, he was the Director of Operations at Siemens Power Transmission & Distribution, Southland Technologies and Cooper Industries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WireCo WorldGroup Inc.
(Registrant)

Dated:	April 22, 2014	By:	/s/ Brian G. Block
Brian G. Block
Senior Vice President and Chief Financial Officer